UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2022

NOVATION COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9229 Ward Parkway, Suite 340, Kansas City, MO 64114

(Address of principal executive offices) (Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2022, David W. Pointer tendered his resignation as Chief Executive Officer of Novation Companies, Inc. (the "Company") effective immediately. Mr. Pointer had served in his role as Chief Executive Officer since March 27, 2018. Mr. Pointer has also been a member of the Company’s Board of Directors (the “Board”) since that time and will remain on the Board.

On January 18, 2022, the Company appointed Michael Wyse as Chief Restructuring Officer. In that role, Mr. Wyse will explore strategic alternatives for the Company, including the potential sale of the Company’s wholly-owned subsidiary, Healthcare Staffing, Inc. (“HCS”). The Board determined to appoint a Chief Restructuring Officer as a result of declining revenue at HCS during 2021, caused in part by the loss of two CSB customers, one of which was significant, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021, previously filed with the Securities and Exchange Commission. HCS also recently received a contract termination notice from another significant CSB customer, which will be effective in the next two months.

Michael Wyse, age 45, has served as the Founder & Managing Partner of Wyse Advisors LLC (“WALLC”), a consulting firm, since 2015. Through WALLC, Mr. Wyse has advised numerous companies, bringing comprehensive solutions to complex situations, including through serving as an interim officer and/or director.

Mr. Wyse’s services are being provided to the Company by WALLC for an engagement fee of $20,000 due upon signing the engagement letter and 5% of the Gross Proceeds of HCS assets, inclusive of accounts receivable monetization, and 4% of the gross proceeds for the monetization of Novation assets and any other assets of the Company.

Mr. Wyse does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions involving Mr. Wyse that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATION COMPANIES, INC.

Date: January 20, 2022	/s/ Carolyn K. Campbell
Name: Carolyn K. Campbell Title: Chief Financial Officer